Exhibit 99.1

INCOME FUND
TEN, LLC

2007 ANNUAL
PORTFOLIO OVERVIEW

ICON INCOME FUND TEN, LLC

- 2007 Annual Portfolio Overview -

Dear Member of ICON Income Fund Ten, LLC:

ICON Income Fund Ten, LLC (“Fund Ten”) raised $150,000,000 commencing with its initial offering on June 2, 2003 through the closing of the offering on April 5, 2005. As of December 31, 2007, Fund Ten had 148,379 limited liability company shares outstanding.

During the reporting period, Fund Ten continued to operate in its Operating Period, during which time Fund Ten continued to seek to acquire equipment subject to lease. Fund Ten’s manager, ICON Capital Corp. (the “Manager”), expects to invest most of the net proceeds of the offering in equipment subject to lease or structured financings secured primarily by equipment. The Manager anticipates that most of Fund Ten’s investments will be in the form of equipment leases. The leased equipment in Fund Ten’s portfolio is comprised of two types of leases: growth leases, where the rental cash flows have been assigned or pledged to a lender, and income leases, where Fund Ten retains the rental cash flows. While income leases produce monthly cash flows, growth leases permit Fund Ten to retain an interest in the future value of the equipment on a leveraged equity basis. The Manager expects that the future value of the equipment in growth leases will be greater than Fund Ten’s initial cash investment.

Cash generated from these investments has facilitated Fund Ten’s distributions to members. Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Fund Ten’s Operating Period is anticipated to continue until April 2010 – a period of five years from the closing of the offering – unless extended at the Manager’s sole discretion. Following its Operating Period, Fund Ten will enter its Liquidation Period, during which time equipment will be sold in the ordinary course of business.

News Covering the Reporting Period

Global Crossing Telecommunications, Inc. (“Global Crossing”), a leading global IP solutions provider, is one of only three ICT, or Information and Communications Technology, providers out of 24 companies profiled to garner “outstanding” and “excellent” customer satisfaction ratings across all five categories in the latest Telemark Services Ltd. report titled “ICT Service Supremacy.” (Source: Global Crossing press release dated November 5, 2007; more current information may be available.)

Teekay Tankers Ltd. completed its initial public offering of 11,500,000 shares of Class A Common Stock on December 12, 2007. The 11,500,000 Class A Common Stock shares represent a 46% ownership interest in Teekay Tankers Ltd. Teekay Corporation (“Teekay”) owns the remaining capital stock of Teekay Tankers Ltd. Teekay Tankers Ltd. was recently formed by Teekay to provide international marine transportation of crude oil. (Source: Teekay press release dated December 12, 2007, more current information may be available.)

Investments and Commitments during the Fourth Quarter of 2007

•           On December 10, 2007, Fund Ten acquired substantially all of the machining and metal working equipment subject to lease with MW Monroe Plastics, Inc. (“Monroe”), a wholly-owned subsidiary of MW Universal, Inc. Fund Ten acquired the equipment for approximately $2,000,000. The equipment is subject to a 60-month lease with Monroe. Monroe paid interim rent from December 10,2007 until the base term of the lease commenced on January 1, 2008.

•           On December 20, 2007, Fund Ten acquired additional state-of-the art telecommunications equipment subject to a 36-month lease with Global Crossing. Fund Ten and the affiliate have interests in the joint venture of 45% and 55%, respectively. The purchase price for the equipment was approximately $12,892,000, of which Fund Ten’s share was approximately $5,842,000. Global Crossing paid interim rent until the base term of the lease commenced on January 1, 2008.

Financing Facility

Fund Ten committed to invest up to $5,000,000 in a $93,500,000 equipment financing facility with a consortium of other lenders and Solyndra, Inc. (“Solyndra”). Solyndra is a privately held manufacturer of solar panels and the financing proceeds will be used to build Solyndra’s new production facility. As of December 31, 2007, Fund Ten invested approximately $4,202,000 and is committed to loan additional amounts up to $798,000. In 2008, Fund Ten financed an additional $165,000.

The financing facility matures on June 30, 2013 and is secured by the equipment as well as all other assets of Solyndra. The equipment is comprised of two fully automated manufacturing lines that combine glass tubes and thin film semiconductors to produce solar panels. Included as part of the consideration in the acquisition are warrants to purchase 40,290 shares of Solyndra common stock at a price of $4.96 per share. The warrants expire on April 6, 2014.

Portfolio Overview

Fund Ten’s equipment portfolio consists of investments it has made directly as well as those that it has made with its affiliates. In addition to the investments described above, as of December 31, 2007, Fund Ten’s equipment portfolio consisted primarily of the following investments:

Income Leases

•           Interests of 30.6% and 72.3% in two joint ventures that purchased telecommunications equipment subject to 48-month leases with Global Crossing. Fund Ten acquired its interests for approximately $7,695,000 and $10,044,000, respectively. The leases are scheduled to expire on March 31, 2010 and October 31, 2010, respectively.

•           Hospital bedside entertainment and communication terminals subject to lease with Premier Telecom Contracts Limited (“Premier Telecom”). The terminals are installed in several National Health Service hospitals throughout the United Kingdom. Premier Telecom is one of four companies in the United Kingdom to receive the right to install and operate the equipment in hospitals, and it has the exclusive right to install and operate the equipment in thirteen hospitals. Fund Ten, through a wholly-owned entity, purchased the equipment for approximately $13,945,000. The lease is scheduled to expire on December 31, 2012.

•           101 Noritsu digital mini photo development labs leased to Rite Aid Corporation. The equipment is subject to leases that were scheduled to expire at various dates from November 2007 through September 2008. The purchase price for the equipment was approximately $9,100,000. The equipment subject to leases that expired is being leased on a month-to-month extension.

•           A 74% interest in ICON GeicJV, a joint venture with an affiliate that purchased information technology equipment, such as Sun servers, HP servers, Dell desktop computers and Panasonic laptop computers, subject to a 36-month lease with Government Employees Insurance Company (“GEICO”), a wholly-owned subsidiary of Berkshire Hathaway Inc. Fund Ten contributed approximately $4,331,000 for the equipment that was purchased by the joint venture. The lease expired on March 31, 2007 and GEICO returned a portion of the equipment. GEICO continues to lease the remaining equipment on a month-to-month extension.

•           Steering column production and assembly equipment subject to lease with Anchor Tool & Die Co. Fund Ten purchased the equipment for approximately $2,817,000. The lease is scheduled to expire on September 30, 2009.

•           Machining and metal working equipment subject to lease with MW Texas Die Casting, Inc. (“Texas Die”), a wholly-owned subsidiary of MW Universal, Inc. Fund Ten acquired the equipment for approximately $2,000,000. The equipment is subject to a 60-month lease with Texas Die that was due to commence on October 1, 2007 but the commencement date was subsequently extended to January 1, 2008. Texas Die paid interim rent until the base term of the lease commenced on January 1, 2008.

•           Four double box girder cranes leased to WPS, Inc. Fund Ten acquired the cranes for approximately $894,000. The lease is scheduled to expire on March 31, 2009.

•           Refrigeration equipment subject to lease with P.W. Supermarkets, Inc. (“PW Supermarkets”). Fund Ten purchased this equipment for approximately $723,000. In accordance with the terms of the lease, the lease was extended from July 2007 to July 2008.

•           Material handling equipment leased to Saturn Corporation. Fund Ten acquired the equipment for approximately $594,000. The lease is scheduled to expire on September 30, 2011.

Growth Leases

•           Three 3,300 TEU (twenty-foot equivalent unit) container vessels, the M/V ZIM Korea, the M/V ZIM Italia and the M/V ZIM Canada, that are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd. Two of the three vessels, the ZIM Korea and the ZIM Italia, were built in 1991, while the ZIM Canada was built in 1990. The bareboat charters for the ZIM Canada and the ZIM Korea are scheduled to expire in June 2009 and the bareboat charter for the ZIM Italia is scheduled to expire in December 2009. The purchase price for the three vessels was approximately $107,220,000, comprised of approximately $28,770,000 in cash and three non-recourse mortgages in the amount of approximately $78,450,000.

•           A 49% interest in one Aframax 98,507 DWT (deadweight tons) product tanker – the Mayon Spirit. Fund Ten acquired its interest in the vessel through a joint venture with an affiliate. The purchase price of the Mayon Spirit was approximately $40,250,000, comprised of approximately $15,312,000 in cash, paid in the form of a capital contribution to the joint venture, and a non-recourse mortgage in the amount of approximately $24,938,000. Simultaneous with the purchase of the Mayon Spirit, the vessel was bareboat chartered back to an affiliate Teekay. The 48-month bareboat charter with an affiliate of Teekay is scheduled to expire in July 2011. Fund Ten acquired its interest in the Mayon Spirit for approximately $7,548,000 in cash, including costs and expenses incurred in connection with the acquisition.

Unguaranteed Residual Interests

•           Fund Ten entered into an agreement with Summit Asset Management Limited to acquire a 75% interest in the unguaranteed residual values of a portfolio of equipment on lease with various United Kingdom lessees for approximately $2,600,000. The majority of the portfolio is comprised of information technology equipment, including laptops, desktops and printers. All of the leases expire at various dates through August 2009. For the year ended December 31, 2007, Fund Ten realized proceeds from the sale of equipment of approximately $945,000.

•           Fund Ten entered into an agreement with Key Finance Group, Ltd. to acquire a 100% interest in the unguaranteed residual values of technology equipment on lease with various United Kingdom lessees for approximately $782,000. All of the leases expire at various dates through March 2015. For the year ended December 31, 2007, Fund Ten realized proceeds from the sale of equipment of approximately $175,000.

Equipment Held for Sale

The Manager is actively remarketing the computer equipment that was returned by GEICO.

Asset Dispositions

Sale of 1979 McDonnell Douglas DC 10-30F Aircraft

On March 31, 2004, Fund Ten and an affiliate formed a joint venture for the purpose of acquiring a 1979 McDonnell Douglas DC 10-30F aircraft on lease to Federal Express Corporation. On March 30, 2007, the joint venture successfully completed the sale of the aircraft for $4,260,000. The joint venture realized a loss of approximately $920,000 as a result of the sale of the aircraft. Despite this accounting loss the transaction provided a positive return on investment for Fund Ten.

Sale of Phone Systems

On December 31, 2007, Fund Ten sold Mitel Networks office telephone systems and phones that were subject to lease with CompUSA, Inc. Fund Ten received approximately $1,076,000 in sale proceeds and recognized a loss on sale of approximately  $811,000.

10% Status Report

As of December 31, 2007, the ZIM Canada, ZIM Korea, ZIM Italia and Mayon Spirit were the only four assets that individually constituted at least 10% of the aggregate purchase price of Fund Ten’s equipment portfolio. On March 31, 2008 Fund, Ten sold the wholly-owned subsidiary that owned ZIM Italia to an unrelated third party for approximately $16,930,000 and realized a gain of approximately $6,740,575 as result of this sale. The other three vessels are scheduled to remain on bareboat charter during the next year.

As of December 31, 2007, each bareboat charter had 18, 18, 24 and 43 monthly payments remaining, respectively. At the time Fund Ten acquired its interests in the vessels, the vessels were previously commissioned, and to the best of the Manager’s knowledge, each vessel remains seaworthy, is maintained in good commercial marine standards and in accordance with applicable laws and the regulations of the governing shipping registry as required under each bareboat charter.

Distribution Analysis

During the reporting period, Fund Ten continued to make monthly distributions at a rate of 8.6% per annum. Cash available for distributions was generated substantially through cash from operations. From the inception of the offering period, Fund Ten has made 54 monthly distributions to its members. During the year ended December 31, 2007, Fund Ten paid its members approximately $12,778,769 in cash distributions. As of December 31, 2007, a $10,000 investment made at the initial closing would have received $3,802 in cumulative distributions representing a return of approximately 38% of such initial investment.

Fund Summary

Offering Period	6/2/2003 - 4/5/2005
Size of Offering	$150,000,000
Original No. of Members	4,393

Outlook and Overview

Excluding the equipment that is leased pursuant to month-to-month extensions, the PW Supermarkets’ lease scheduled to expire in July 2008 is the next lease scheduled to expire.

As of December 31, 2007, Fund Ten had $4,448,826 in cash and cash equivalents on hand. The Manager anticipates that Fund Ten will make more acquisitions in the near future. Substantially all of Fund Ten’s cash flows are derived from sales proceeds and rental payments. On a monthly basis, Fund Ten deducts from such cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs. The remaining cash flows are then available for monthly distribution to members.

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

ASSETS

	December 31,
	2007	2006
Current assets
Cash and cash equivalents	$4,448,826	$5,635,489
Current portion of net investment in finance leases	1,491,424	1,348,277
Other receivables	6,973	2,734,166
Prepaid services fees, net	—	1,024,155
Restricted cash	600,802	1,464,000
Interest rate swap contracts	39,703	754,521
Other current assets	262,450	158,175
Total current assets	6,850,178	13,118,783
Non-current assets
Net investment in finance leases, less current portion	12,085,323	13,070,004
Leased equipment at cost, (less accumulated depreciation of $58,125,917 and $45,418,818)	79,660,369	99,795,532
Equipment held for sale or lease, net	57,688	17,500
Note receivable on financing facility, net	4,087,568	—
Investments in joint ventures	18,691,374	17,024,799
Investments in unguaranteed residual values	1,071,031	2,409,009
Other non-current assets, net	405,217	20,031
Total non-current assets	116,058,570	132,336,875
Total Assets	$122,908,748	$145,455,658

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities
Current portion of non-recourse long-term debt	$16,327,680	$15,474,602
Revolving line of credit, recourse	5,000,000	—
Due to Manager, net	171,268	60,271
Accrued expenses and other liabilities	334,133	459,746
Deferred revenue	32,985	1,355,712
Total current liabilities	21,866,066	17,350,331
Non-current liabilities
Non-recourse long-term debt, net of current portion	13,967,409	30,295,089
Total Liabilities	35,833,475	47,645,420
Minority Interest	2,970,200	4,039,195
Commitments and contingencies (note 19)
Members’ Equity
Manager	(482,044)	(401,837)
Additional Members	82,346,128	90,581,159
Accumulated other comprehensive income	2,240,989	3,591,721
Total Members’ Equity	84,105,073	93,771,043
Total Liabilities and Members’ Equity	$122,908,748	$145,455,658

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations

	Years Ended December 31,
	2007	2006	2005
Revenue:
Rental income	$28,679,620	$27,069,091	$24,480,481
Finance income	2,788,311	1,324,246	—
Income (loss) from investments in joint ventures	1,235,015	1,257,324	(272,797)
Net (loss) gain on sales of equipment	(384,310)	46,613	113,845
Net gain on foreign currency transactions	699,788	31,327	—
Interest and other income	463,925	480,930	681,576
Total revenue	33,482,349	30,209,531	25,003,105
Expenses:
Management fees – Manager	2,054,110	1,954,137	1,624,238
Administrative expense reimbursements – Manager	876,287	977,228	906,570
General and administrative	795,042	612,308	405,819
Interest	2,204,773	2,908,938	3,610,562
Loss on hedging instruments	13,012	—	—
Other financial loss	25,024	—	—
Depreciation and amortization	22,318,404	24,968,628	23,258,339
Impairment loss	—	675,212	97,900
Total expenses	28,286,652	32,096,451	29,903,428
Income (loss) before minority interest	5,195,697	(1,886,920)	(4,900,323)
Minority interest	308,637	85,027	44,377
Net income (loss)	$4,887,060	$(1,971,947)	$(4,944,700)
Net income (loss) allocable to:
Additional Members	$4,838,189	$(1,952,228)	$(4,895,253)
Manager	48,871	(19,719)	(49,447)
	$4,887,060	$(1,971,947)	$(4,944,700)
Weighted average number of additional member shares outstanding	148,575	148,880	143,378
Net income (loss) per weighted average additional member share outstanding	$32.56	$(13.11)	$(34.14)

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Members' Equity
Years Ended December 31, 2005, 2006, and 2007

	Additional Member Shares	Additional Members	Managing Member	Accumulated Other Comprehensive Income (Loss)	Total Members' Equity
Opening balance, January 1, 2005	108,861	$86,990,142	$(82,090)	$(303,619)	$86,604,433
Net loss		(4,895,253)	(49,447)		(4,944,700)
Change in valuation of interest rate swap contracts				1,301,596	1,301,596
Foreign exchange translation adjustments in investee				(1,020,171)	(1,020,171)
Comprehensive loss					(4,663,275)
Proceeds from issuance of additional members shares	41,017	41,017,258			41,017,258
Sales and offering expenses	—	(4,713,545)			(4,713,545)
Additional member shares redeemed	(704)	(675,617)			(675,617)
Cash distributions to members	—	(11,998,617)	(121,233)	—	(12,119,850)
Year ended, December 31, 2005	149,174	105,724,368	(252,770)	(22,194)	105,449,404
Net loss		(1,952,228)	(19,719)		(1,971,947)
Unrealized gain on stock warrants				538,072	538,072
Change in valuation of interest rate swap contracts				(243,456)	(243,456)
Foreign exchange translation adjustments				3,319,299	3,319,299
Comprehensive income					1,641,968
Additional member shares redeemed	(444)	(385,563)			(385,563)
Cash distributions to members	—	(12,805,418)	(129,348)	—	(12,934,766)
Year ended, December 31, 2006	148,730	90,581,159	(401,837)	3,591,721	93,771,043
Net income		4,838,189	48,871		4,887,060
Unrealized loss on stock warrants				(538,072)	(538,072)
Change in valuation of interest rate swap contracts				(1,066,151)	(1,066,151)
Foreign exchange translation adjustments				253,491	253,491
Comprehensive loss					3,536,328
Additional member shares redeemed	(351)	(294,451)			(294,451)
Cash distributions to members	—	(12,778,769)	(129,078)	—	(12,907,847)
Year ended, December 31, 2007	148,379	$82,346,128	$(482,044)	$2,240,989	$84,105,073

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2007	2006	2005
Cash flows from operating activities:
Net income (loss)	$4,887,060	$(1,971,947)	$(4,944,700)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Rental income paid directly to lenders by lessees	(17,662,094)	(17,568,000)	(17,356,534)
Finance income	(2,788,311)	(1,324,246)	—
(Income) loss from investments in joint ventures	(1,235,015)	(1,257,324)	272,797
Net loss (gain) on sales of equipment and unguaranteed residual values	384,310	(46,613)	(113,845)
Depreciation and amortization	22,318,404	24,968,628	23,258,339
Impairment loss	—	675,212	97,900
Interest expense on non-recourse financing paid directly to lenders by lessees	2,197,621	2,863,403	3,608,687
Minority interest	308,637	85,027	44,377
Distributions to/from minority interest holders and joint ventures	519,322	—	—
Changes in operating assets and liabilities:
Collection of minimum rents receivable	3,966,041	1,521,176	—
Interest rate swap contracts	13,012	—	—
Other assets, net	2,233,996	(837,228)	(1,804,695)
Due to Manager, net	110,997	72,290	(100,024)
Accrued expenses and other liabilities	125,613	(731,066)	887,762
Deferred revenue	(288,405)	56,202	(160,123)
Net cash provided by operating activities	15,091,188	6,505,514	3,689,941
Cash flows from investing activities:
Purchase of equipment	(4,004,904)	(19,795,159)	(6,370,643)
Investment in financing facility	(4,202,233)	—	—
Investment in unguaranteed residual values	—	(782,177)	—
Investments in joint ventures	(13,506,186)	(7,852)	(16,084,959)
Proceeds from sales of equipment and unguaranteed residual values	3,218,093	2,777,812	256,260
Distributions received from joint ventures, in excess of profits	11,488,247	2,155,594	—
Due from affiliates	—	—	574,725
Restricted cash provided (used)	—	733,792	(2,281,884)
Prepaid service fees paid	—	—	(2,666,122)
Net cash used in investing activities	(7,006,983)	(14,917,990)	(26,572,623)
Cash flows from financing activities:
Issuance of additional member shares, net of sales and offering expenses paid	—	—	36,303,713
Proceeds from revolving line of credit	5,000,000	—	—
Due to Manager and affiliates, net	—	—	(41,826)
Cash distributions to members	(12,907,847)	(12,934,766)	(12,119,850)
Additional member shares redeemed	(294,451)	(385,563)	(675,617)
Minority interest contribution in joint venture	—	3,840,876	—
Distributions to minority interest holders in joint ventures	(1,068,996)	(647,330)	(359,655)
Financing fees paid	—	—	(31,250)
Net cash (used in) provided by financing activities	(9,271,294)	(10,126,783)	23,075,515
Effects of exchange rates on cash and cash equivalents	426	(4,104)	(1,020,171)
Net decrease in cash and cash equivalents	(1,186,663)	(18,543,363)	(827,338)
Cash and cash equivalents, beginning of the year	5,635,489	24,178,852	25,006,190
Cash and cash equivalents, end of the year	$4,448,826	$5,635,489	$24,178,852

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2007	2006	2005
Supplemental disclosure of non-cash investing and financing activities:
Non-cash portion of equipment purchased with non-recourse debt	$—	$—	$26,150,000
Principal and interest paid on non-recourse long term debt directly to lenders by lessees	$17,576,318	$17,568,000	$17,356,533
Transfer of leased equipment at cost to equipment held for sale or lease, net	$708,505	$—	$2,059,827
Transfer from restricted cash to leased equipment at cost	$—	$1,599,797	$18,025,619
Transfer from investments in unguaranteed residual values to leased equipment at cost	$536,160	$400,388	$—
Transfer from leased equipment at cost to net investments in finance leases	$95,542	$13,695,359	$—

Transactions with Related Parties

In accordance with the terms of Fund Ten’s Operating Agreement, Fund Ten pays or paid the Manager (i) management fees ranging from 1% to 7% based on a percentage of the rental payments recognized either directly by Fund Ten or through its joint ventures and (ii) formation fees of 6.5% based upon the gross proceeds from the sale of shares to additional members. In addition, the Manager is reimbursed for administrative expenses incurred in connection with Fund Ten’s operations.

The Manager performs certain services relating to the management of Fund Ten’s equipment leasing activities. Such services include collecting lease payments from lessees, re-leasing off-lease equipment, inspecting equipment, communicating with and supervising lessees to assure that the equipment is being properly operated and maintained, monitoring the lessees’ performance of their lease obligations and paying operating expenses.

Administrative expense reimbursements are for costs incurred by the Manager that are necessary to Fund Ten’s operations. These costs include the Manager’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to Fund Ten based upon the percentage of time such personnel dedicate to Fund Ten. Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the Manager and expenses for rent, depreciation or utilities of the Manager.

The Manager also has a 1% interest in Fund Ten’s profits, losses, distributions and liquidation proceeds. Fund Ten paid distributions to the Manager of $129,078 and $129,348 for the years ended December 31, 2007 and 2006, respectively. The Manager’s interest in Fund Ten’s net income and loss was $48,471 and $(19,719) for the years ended December 31, 2007 and 2006, respectively.

Fees and other expenses paid or accrued by Fund Ten to the Manager or its affiliates for the years ended December 31, 2007 and 2006, respectively, were as follows:

	2007	2006
Prepaid service fees (a)	$—	$—
Organization and offering fees (b)	—	—
Underwriting commissions (b)	—	—
Management fees (c)	2,054,110	1,954,137
Administrative expense reimbursements (c)	876,287	977,228
Total fees paid or accrued to the Manager or its affiliates	$2,930,397	$2,931,365

(a)	Capitalized and amortized to operations over the estimated service period in accordance with the LLC’s accounting policies.

(b)	Charged directly to members’ equity.

(c)	Charged directly to operations.

Your participation in Fund Ten is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., Manager

Michael A. Reisner	Mark Gatto
Co-President and	Co-President and
Co-Chief Executive Officer	Co-Chief Executive Officer

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

*Members may obtain a summary of administrative expense reimbursements upon request.

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected. We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Fund Ten's expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available upon your request.